EXHIBIT 99.3
SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

METAL MANAGEMENT, INC.,

Plaintiff,	Index No. 07601910

v.	NOTICE OF MOTION FOR SUMMARY JUDGMENT IN LIEU OF A COMPLAINT

ESMARK INCORPORATED; SUN STEEL COMPANY LLC; CENTURY STEEL COMPANY LLC; NORTH AMERICAN STEEL COMPANY LLC; GREAT WESTERN STEEL COMPANY LLC; ELECTRIC COATING TECHNOLOGIES BRIDGEVIEW LLC; U.S. METALS & SUPPLY LLC; MIAMI VALLEY STEEL SERVICE, INC.; PREMIER RESOURCE GROUP LLC; INDEPENDENT STEEL COMPANY LLC; ELECTRIC COATING TECHNOLOGIES LLC; ESMARK REALTY LLC; CENTURY STEEL REALTY LLC; GREAT WESTERN REALTY LLC; ISCO REALTY LLC; MIAMI VALLEY REALTY LLC; SUN STEEL REALTY LLC; and U.S. METALS REALTY LLC,

Defendants.

     PLEASE TAKE NOTICE that, upon the Summons dated June 6, 2007, and the Affidavit of Michael Collins, sworn to this 6th day of June, 2007, together with the exhibits annexed thereto, and the accompanying Memorandum of Law, Plaintiff Metal Management, Inc. will move the Commercial Division of this Court, at the Supreme Court of New York, County of New York, located at 60 Centre Street, New York, New York, Room 130, on July 17, 2007, at 9:30 a.m., or as soon thereafter as counsel may be heard, for an order, pursuant to C.PLR § 3213:

1.	Directing the entry of judgment for Plaintiff and against Defendants Esmark Incorporated, Sun Steel Company LLC, Century Steel Company LLC, North American Steel Company LLC, Great Western Steel Company LLC, Electric Coating Technologies Bridgeview LLC, U.S. Metals & Supply LLC, Miami Valley Steel Service, Inc., Premier Resource Group LLC, Independent Steel Company LLC, Electric Coating Technologies LLC, Esmark Realty LLC, Century Steel Realty LLC, Great Western Realty LLC, Isco Realty LLC, Miami Valley Realty LLC, Sun Steel Realty LLC, U.S. Metals Realty LLC, in the amount of $31,226,353.98, together expenses and reasonable attorney’s fees, upon the ground that this action is based upon a signed guaranty for the payment of money only, which is now due and payable; and

2.	Granting such other and further relief as to the court may seem just and proper.

PLEASE TAKE FURTHER NOTICE, that pursuant to C.P.L.R. §§ 320 and 3213, all answering papers shall be served on the undersigned so as to be received on or before July 9, 2007.

Dated:	New York, New York June 6, 2007

125 West 55th Street
New York, New York 10019-5389
Telephone: (212) 424-8000
Facsimile: (212) 424-8500

Attorneys for Plaintiff
Metal Management, Inc.

2